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                                                                      EXHIBIT 11

                               CONCEPTRONIC, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                         1996           1995
                                                                      ----------     ----------
Net Earnings........................................................  $   88,000     $  411,925
                                                                      ----------     ----------
Primary Earnings Per Share:
     Weighted Average Common Shares Outstanding.....................   2,033,334      1,700,000
     Stock Options..................................................      48,932         29,921
     Other..........................................................      --             --
                                                                      ----------     ----------
                                                                       2,082,266      1,729,921
Net Earnings Per Share..............................................  $      .04     $      .24
                                                                      ==========     ==========